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                                                                     EXHIBIT 8.1



                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]





                                 June 27, 1994





National City Corporation
National City Center
1900 E. Ninth Street
Cleveland, Ohio 44114-3484

   Re:  Registration Statement on Form S-3
        with Respect to $500,000,000 Aggregate
        Principal Amount of Debt Securities and
        Shares of Preferred Stock, without Par Value
        --------------------------------------------

Gentlemen:

      We are acting as United States tax counsel to National City Corporation (the "Company") in connection with the registration of $500,000,000 aggregate principal amount of its (i) senior or subordinated unsecured debt securities (the "Debt Securities") and (ii) Preferred Stock, without par value (the "Shares"), pursuant to Post-Effective Amendments No. 1 to Registration Statements on Form S-3 (Nos. 33-39479 and 33- 39480) and the Registration Statement on Form S-3, all as filed as of this date by the Company with the Securities and Exchange Commission to effect registration under the Securities Act of 1933, as amended, of the Debt Securities and the Shares (such Registration Statements as so amended and as newly filed, collectively, the "Registration Statements"). You have requested our opinion whether the discussion in the Prospectus comprising a part of each of the Registration Statements (the "Prospectus") under the caption "United States Taxation" is an accurate summary of the principal United States federal income tax consequences of ownership of the Debt Securities, the Shares and any Depositary Shares representing interests in the Shares.

      We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us





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National City Corporation
June 27, 1994
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as certified or photostatic copies, and the authenticity of the originals of such copies. In addition, we have assumed that the facts set forth in the Prospectus are accurate. Any change in those facts or any change of law after the date hereof could adversely affect our opinion.

      Subject to the foregoing, we are of the opinion that the statements of law contained in the Prospectus under the caption "United States Taxation" are correct.

      We consent to the filing of this opinion as an exhibit to each of the Registration Statements and to the reference to this Firm under the caption "United States Taxation" in the Prospectus.

                                              Very truly yours,

                                              /S/ JONES, DAY, REAVIS & POGUE

                                              Jones, Day, Reavis & Pogue





NYMAIN Doc: 67489.1